Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Energy Recovery, Inc.
San Leandro, California
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Amendment No. 3 to Form S-1) of our report dated March 28, 2008, relating to the consolidated financial statements and schedule of Energy Recovery, Inc., which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
San Jose, California
June 17, 2008